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EXHIBIT 10.27

CANCELLATION AGREEMENT AND
UNSECURED SUBORDINATED PROMISSORY NOTE

$209,421.00	Orinda, California
April 16, 2001

    Intraware, Inc., a Delaware corporation (herein the "Company" or the "Holder"), located at 25 Orinda Way, Orinda, California, 94563 hereby cancels the outstanding balance payable under a promissory note dated February 1, 2000, executed by Mark Long (the "Borrower"). For value received as a result of such cancellation, Borrower promises to pay the Company the principal sum of $209,421.00 (the "Principal"), payable in equal monthly installments of $17,975.00, with the entire amount to be paid in full on, or at the election of Borrower before, April 17, 2002 (the "Maturity Date"). The effective interest rate for this Note shall be 0.541% per month, for an approximate annual rate of 6.5%.

    Borrower may prepay all or any portion of the Principal sum of this Note at any time prior to the Maturity Date, with no premium or penalty. All amounts payable hereunder shall be payable in lawful money of the United States of America. Borrower may offset any amount payable hereunder against any payments earned from the Company pursuant to any other agreement or arrangement.

    This Note may not be assigned or transferred in any manner without the prior written consent of Borrower, including, but not limited to, in the case of any Change of Control, as defined below. Further, the Company agrees that all of the amounts outstanding under this Note, including all principal and interest, shall be cancelled and the Company shall have no remedy for collection and no legal redress in the event of a "Material Adverse Change" as defined below.

    For the purposes of this Note, a Material Adverse Change shall be defined as any event, or series of events, that results in, or could reasonably be foreseen as likely to result in any of the following:

1.
the Company becoming insolvent;

2.
the initiation of any voluntary or involuntary proceedings for bankruptcy or reorganization of the Company under the protection of any court;

3.
a Change of Control of the Company, including, but not limited to:

a)
any change that results in the members of the board of directors of the Company not being in the majority of the Board of any surviving or successor entity following such change;

b)
any change that results in the holders of a majority of the Common Stock of the Company, including all convertible securities calculated on an as-if converted basis, not owning a majority of the Common Stock of the Company or any surviving or successor entity following such change;

c)
any change that results in the acquisition of the Company or merger of the Company with another entity in which the Company is not the surviving entity; and

d)
any change that results in the sale, licensing or other disposition of all or substantially all of the assets of the Company;

4.
a default by the Company under any agreement with Borrower, regardless of whether Borrower is also in default, unless such default by the Company is cured in the time period set forth in such agreement;

5.
termination of any agreement with Borrower prior to the termination date set forth in any such agreement, regardless of the grounds for the termination;

6.
a default by the Company under any of its material agreements, unless such default is waived by the respective party to such material agreement; or

7.
any event that results in the delisting of the Company by the Nasdaq Stock Market so that the Company's Common Stock is no longer listed on the Nasdaq National Market.

    Borrower may waive any Material Adverse Change in writing, but failure to exercise any rights granted under this Note to Borrower shall not constitute a waiver or forfeiture of such right or rights, including in the event that Borrower made further payments hereunder following a Material Adverse Change. Under such circumstances, all rights of the Borrower shall be reserved.

    This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

INTRAWARE

By:
Don Freed, Chief Financial Officer

BORROWER

Mark P. Long

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  EXHIBIT 10.27
CANCELLATION AGREEMENT AND UNSECURED SUBORDINATED PROMISSORY NOTE